CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271868, No. 333-271867, No. 333-264857, No. 333-255924, No. 333-238886, No. 333-231250, No. 333-224743, No. 333-211257, No. 333-181217, No, 333-146409, No. 333-146410) of Teradata Corporation of our report dated February 23, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 23, 2024